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                                                                   EXHIBIT 10.18

            SECOND ADDITIONAL SPACE AND LEASE MODIFICATION AGREEMENT
            --------------------------------------------------------


         AGREEMENT, dated as of this 15th day of August, 2000 between 75 BROAD, LLC, a New York limited liability company, having an office at 150 Broadway, 8th Floor, New York, New York 10038 (hereinafter called "Landlord"), and BRIDGEPOINT INTERNATIONAL (CANADA) INC. a Canadian corporation having an office at 1155 University, Suite 300, Montreal, Canada, H3B 3A7 (hereinafter called "Tenant").

                                  WITNESSETH:
                                  -----------

         WHEREAS:

         1. Landlord and Tenant executed that certain lease dated as of January 18, 2000 covering a portion of the 19th and 17th floors in the building known as 67 a/k/a 75 Broad Street, New York, New York (the "Building") for a term to expire on July 31, 2010 (the "Expiration Date");

         2. Landlord and Tenant executed that certain Additional Space and Lease Modification Agreement (the "First Amendment") dated May 16, 2000 wherein a portion of the eighteenth (18th) floor was added to the premises demised under the lease (said lease, as amended by the First Amendment, and by that certain letter agreement dated April 24, 2000 pertaining to Tenant's collocation rights pursuant to Article 42 of the Lease, is hereinafter collectively called the "Lease", and the premises leased thereunder are hereinafter collectively called the "Demised Premises"); and

         3. Landlord and Tenant now desire to further amend the Lease by adding other space in the Building to the Demised Premises and in certain other respects as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         FIRST: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the entire twenty eighth (28th) floor of the Building as shown on the floor plan annexed hereto and made a part hereof as Exhibit A (the "Second Additional Space") for a term to commence on the date of execution of this Second Additional Space and Lease Modification Agreement ("Second Lease Modification") by Landlord and Tenant (the "Second Additional Space Commencement Date") and to expire on the Expiration Date, (i.e. to be coterminous with the term of the Lease) unless sooner terminated, pursuant to any of the terms, covenants and conditions contained in the Lease, upon all of the terms, covenants and conditions of the Lease, except as hereinafter expressly provided.

         SECOND: Effective from and after the Second Additional Space Commencement Date, the Lease shall be further amended as follows:

         A. All references to the "Lease" now also include the Second Lease Modification and the terms "demised premises" or "Demised Premises" as used in the Lease, shall now include the Second Additional Space for all purposes of the Lease, except as hereinafter expressly provided;

         B. Tenant shall pay Fixed Rent solely with respect to he Second Additional Space in accordance with the following rent schedule. Tenant acknowledges that Landlord would not have entered into this Second Lease Modification without Bridgepoint international executing and delivering herewith to Landlord, its successors and assigns, the guaranty ratification attached hereto and made a part hereof as Exhibit B.

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For the first (1st) Lease Year:   FOUR HUNDRED TWENTY THOUSAND AND 00/100
                                  ($420,000.00) DOLLARS PER ANNUM:

For the second (2nd) Lease Year:  FOUR HUNDRED THIRTY-TWO THOUSAND SIX HUNDRED
                                  AND 00/100 ($432,600.00)DOLLARS PER ANNUM:

For the third (3rd) Lease Year:   FOUR HUNDRED FORTY-FIVE THOUSAND FIVE HUNDRED
                                  SEVENTY-EIGHT AND 00/100 ($445,578.00)
                                  DOLLARS PER ANNUM:

For the fourth (4th) Lease Year:  FOUR HUNDRED FIFTY-EIGHT THOUSAND NINE
                                  HUNDRED FORTY-FIVE AND 00/100 ($458,945.00)
                                  DOLLARS PER ANNUM:

For the fifth (5th) Lease Year:   FOUR HUNDRED SEVENTY-TWO THOUSAND SEVEN
                                  HUNDRED THIRTEEN AND 70/100 ($472,713.70)
                                  DOLLARS PER ANNUM:

For the sixth (6th) Lease Year:   FIVE HUNDRED SEVENTEEN THOUSAND SEVEN HUNDRED
                                  NINETY-FIVE AND 11/100 ($517,795.11) DOLLARS
                                  PER ANNUM:

For the seventh (7th) Lease Year: FIVE HUNDRED THIRTY-THREE THOUSAND THREE
                                  HUNDRED TWENTY-EIGHT AND 96/100 ($533,328.96) DOLLARS PER ANNUM:

For the eighth (8th) Lease Year:  FIVE HUNDRED FORTY-NINE THOUSAND THREE HUNDRED
                                  TWENTY-EIGHT AND 83/100 ($549,328.83) DOLLARS PER ANNUM:

For the ninth (9th) Lease Year:   FIVE HUNDRED SIXTY-FIVE THOUSAND EIGHT HUNDRED
                                  EIGHT AND 69/100 ($565,808.69) DOLLARS PER
                                  ANNUM: and

For the balance of the term of
the Lease (i.e., through the
Expiration Date):                 FIVE HUNDRED EIGHTY-TWO THOUSAND SEVEN HUNDRED
                                  EIGHTY-TWO AND 96/100 ($582,782.96) DOLLARS
                                  PER ANNUM.

         Solely for purposes of this Second Lease Modification only, the term "Lease Year" shall mean the twelve (12) month period commencing on the Second Additional Space Commencement Date and each successive twelve (12) month period thereafter.

         All Fixed Rent shall be payable in equal monthly installments in the time and manner provided for in the Lease. The first monthly installment of Fixed Rent shall be paid upon execution of this Second Lease Modification.

         C. Article 3 of the Lease is hereby supplemented by adding the following sentence at the end of the first paragraph thereof:

                  "Landlord hereby requires Tenant, at Tenant's sole cost and expense, to restore the Point of Entry (as hereinafter defined), at the end of the term of the Lease, to the condition existing prior to the implementation thereof."

            Article 3 is further supplemented by adding the following at the end thereof:

                  "Tenant shall submit to Landlord a structural inventory (i.e., a plan containing the positioning and loading of Tenant's equipment), upon Landlord's request, but not more than once in a 12 month period. Landlord shall also have the right, on an annual basis, to access the Demised Premises, subject to the provisions of Article 13 of the Lease, in order to review Tenant's structural loading"

         D. The third sentence of Article 4 of the Lease is deleted and replaced with the following sentence:

                  "Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment or caused in connection with the Point of Entry."

         E. The term "Tenant's Proportionate Share" (as defined in Article 39(A)4 of the Lease) shall be further increased by 1.54% to 3.19%.

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         F. 1.  Tenant shall upon execution hereof, deposit with Landlord additional security, in cash or a Letter of Credit (in the form required by Article 34 of the Lease) in the sum of TWO HUNDRED TEN THOUSAND AND 00/100 ($210,000.00) DOLLARS (the "Additional Security").

            2. Provided Tenant (a) is not then in default, beyond applicable notice, grace or cure periods, under the terms, covenants and conditions of the Lease as amended hereby, and (b) can document to Landlord's satisfaction that it has spent in excess of $3,000,000.00 on Tenant leasehold improvements and installations in the Second Additional Space, exclusive of soft costs; provided, however, Tenant may include the cost of its equipment installed in the Second Additional Space (which shall be deemed to include equipment owned by customers or Tenant but not at a value in excess of ONE MILLION DOLLARS), then, in both or such events, effective on the forty-third
            (43rd) month following the Second Additional Space Commencement Date, the Additional Security shall be reduced to ONE HUNDRED FORTY THOUSAND AND 00/100 ($140,000.00) DOLLARS which shall remain the Additional Security for the balance of the term of the Lease.

         G. With respect to the Second Additional Space only, the following changes shall be made to Article 46 of the Lease:

            1. The following sentence shall be added after the first sentence of paragraph B(1):

                  "During the period beginning on the Second Additional Space Commencement Date and ending on the date upon which the Submeter becomes operational, Tenant shall pay to Landlord a fixed fee for electric energy supplied to the Second Additional Space in the amount of $2,500.00 per month, payable monthly on the first day of each month during such period (the first monthly installment of which shall be payable by Tenant upon execution thereof), through the care upon which the Submeter becomes operational Landlord shall refund on a prorata basis, within 30 days of the end of the month in which the Submeter becomes operational, any fees paid by Tenant to Landlord for electric energy for the remaining days of the month in which the Submeter becomes operational."

            2.  Paragraph B(3) shall be replaced with the following:

                  "Tenant's use of electric current in the Second Additional Space shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise servicing the Second Additional Space. Landlord shall, at its sole cost and expense, make available, at a location in the basement of the Building, designated by Landlord in its reasonable judgment, 385 amps, 208 volt, 3 phase electric power ("Basic Capacity") dedicated to Tenant within sixty (60) days after Tenant delivers to Landlord a final electrical load letter. At Tenant's sole cost and expense, Landlord shall make available additional 208 volt, 3 phase service ("Upgrade") at a location in the basement of the Building designated by Landlord in its reasonable judgment, at $350.00 per each additional amp ("Upgrade Charge") as a one time tap in charge, which shall be paid by Tenant upon request therefore. Prior to the Upgrade being made available to Tenant, Tenant shall submit to Landlord, in writing, its electrical power requirements. Additionally, and in connection with the Upgrade, Tenant shall pay to Landlord, upon request for the Upgrade, the monetary difference between making available the Basic Capacity and the Upgrade. Furthermore, the electric current servicing the Second Additional Space can be "stepped up" to 480 volt service at Tenant's sole cost and expense by the installation of a transformer and other ancillary equipment used in connection therewith ("Transformer") in the basement or sub-basement ("Basement") of the Building. Accordingly, Landlord shall provide space ("Transformer Space") in the Basement of the Building for the installation of the Transformer in the event Tenant leases the Transformer Space during the period commencing on the Second Additional Space Commencement Date and ending six (6) months thereafter. Tenant shall pay rent for the Transformer Space based upon the per square foot rental rate Tenant is presently paying for the Second Additional Space. In the event Tenant leases the Transformer Space after the date which is six (6) months after the Second Additional Space Commencement Date, Tenant shall payment for the Transformer Space based upon the then prevailing per square foot rental rate being charged for space in the Building, which rate shall be subject to one rental step-up (i.e., an increase in the fixed per square foot rental rate) in addition to an annual increase of 3% of the per square foot rental rate, compounded annually, throughout the balance of the term of the Lease. Furthermore, Tenant's Proportionate Share shall be increased to reflect the Transformer Space.

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                  Moreover, Landlord is in the process of installing a 480 volt vault in the Building and once said vault becomes operational, 480 volt service, providing a maximum of 1000 amps, will be available to Tenant after submission of a load letter to Landlord and payment of a one time tap in charge in the amount of $500 per amp or 480 volt service. Additionally, Tenant shall be responsible for the actual cost and expense, at industry standard rates, of the installation of all risers and other electrical facilities and equipment required for the delivery and distribution of the 480 volt service to and within the Second Additional Space, together with the applicable conduit charges pursuant to paragraph 48(L) hereof. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the Second Additional Space without the prior written consent of Landlord in each instance (which shall not be unreasonably withheld conditioned or delayed). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof, based upon industry standard rates, shall be paid by Tenant within thirty (30) days of Landlord's demand."

         H. Article 56 of the Lease shall apply to the leasing of the Second Additional Space except that reference to Tenant's occupancy of 75% of the rentable area of the Demised Premises shall mean 75% of the rentable area of the Demised Premises after giving effect to the leasing or the Second Additional Space pursuant to the terms of this Second Lease Modification, and Tenant's rights pursuant to Article 56 of the Lease. If exercised, shall affect the entire Demised Premises, as modified hereby (i.e., not a portion thereof).

         THIRD: Landlord shall not be obligated to make any improvements of alterations to the Second Additional Space and Tenant agrees to accept possession of the Second Additional Space in its present "as-is" physical condition on the Second Additional Space Commencement Date, except that Landlord shall at Landlord's sole cost and expense promptly after execution of this Second Lease Modification, perform the following work in and to the Second Additional Space:

            A. Deliver the Second Additional Space demolished and broom clean;
            B. Provide means to be into the Building Class E system (for which
               Tenant shall reimburse Landlord the cost incurred in connection therewith), and
            C. Deliver an ACP-5 Certificate.

         FOURTH: Article 53(B) of the Lease is hereby deleted and replaced with the following:

                           "Subject to availability. Tenant shall have the
                  option, to be exercised within 90 days from the date hereof, to connect for the term of the Lease, at its sole cost and expense (as described below), to a Building owned generator ("House Generator") on the seventeenth (17th) floor of the Building, for use as Tenant's emergency generator backup. Landlord shall maintain the House Generator at Landlord's sole cost and expense.

                           All connections to the House Generator from the
                  Demised Premises including any transfer switches, conduits, wiring, etc., shall be at Tenant's sole cost and expense (any switches, wiring, etc., provided by Landlord shall be at industry standard rates) and in accordance with all of the provisions of this Lease including, without limitation, payment of the House Generator rent, as described below and conduit charges pursuant to paragraph L of Article 49 hereof.

                           As consideration for the use of the House Generator,
                  Tenant shall pay rent to Landlord calculated on the basis of allocating a minimum of 200 amps at a cost of $250 per amp per year, with a 3% per annum increase, compounded annually Tenant shall pay Landlord the first monthly installment of the House Generator rent upon the exercise of its option and shall continue to pay rent for the House Generator, as additional rent, on a monthly basis throughout the term hereof in accordance with the foregoing rate in the same time and manner Fixed Rent is paid."

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         FIFTH: Provided Tenant is not in default under the terms, covenants and conditions of the Lease beyond applicable grace, notice and/or cure periods, Tenant shall have the right to use and occupy the Second Additional Space free or fixed rent for the first three (3) months following the Second Additional Space Commencement Date, except that Tenant shall pay to Landlord all additional rent including but not limited to all sums due under Article 46 of the Lease, as modified hereby, representing reimbursement to Landlord for the furnishing to Tenant of electric current during said period. Except for the free fixed rent allowance as herein provided. Tenant shall use and occupy the Second Additional Space pursuant to all of the other terms, covenants and conditions of the Lease, as amended herein.

         SIXTH: Landlord and Tenant represent and warrant to each other that there was on broker responsible for bringing about this Agreement other than Newmark & Company Real Estate Inc. and Douglas Elliman Beitler LLC (collectively, "Broker") whose commissions shall be borne by Landlord pursuant to Landlord's separate agreement with each respective broker. Landlord and Tenant shall indemnify and hold nameless the other and its successors and assigns from and against all claims, damages, liabilities, judgments, losses, costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) which may arise in connection with any claims for a commission or other compensation for brokerage, leasing or other services in connection with this transaction, other than that of Broker, by or through any third-party outside broker claiming a commission or other compensation in respect of this transaction.

         SEVENTH: There shall be added to the Lease, a new Article 62 as follows: "Subject to (i) Building standard rules and regulations, (ii) any applicable legal requirements, (iii) Tenant's delivery of plans, specifications (including without limitation weight, loading and sidewalk specifications) and methods (collectively "Plans") to Landlord for the implementation of a Point of Entry, as defined below, (iv) Landlord's prior approval of Plans (not to be unreasonably withheld, delayed or conditioned), (v) payment of a one time fee of $25,000.00 per Point of Entry, which shall be paid by Tenant to Landlord upon Landlord's approval of Tenant's Plans, and (vi) the terns and provisions of the Lease (as modified hereby), including without limitation Articles 3 and 4 (as modified hereby), Tenant shall, upon payment of the fee for each Point of Entry, have the right of way and access to a location(s) designated by Landlord in its reasonable judgment for penetration into the Building (each right of way to a distinct location for penetration into the Building being referred to as a "Point of Entry") in connection with its own fiber routing to the Demised Premises. Tenant shall bear the full responsibility and liability with respect to any and all damage caused to, without limitation, the Building and the land surrounding and adjacent thereto. Internal and external Building piping, conduit, wiring, etc. and the Demised Premises, except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its employees, contractors and agents. Notwithstanding anything to the contrary contained herein, Landlord shall bear no responsibility or liability for any damage caused to Tenant's cables, wires and etc. used in connection with the Point of Entry resulting from any third party action or inaction, except to the extent such damage is caused by the negligence or willful misconduct of Landlord, its employees, contractors and agents.

         EIGHTH: Except to the extent modified and amended by the foregoing, the Lease is hereby ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                  LANDLORD:
                                  75 BROAD, LLC
                                  -------------

                                  By: /s/ Raymond Charles
                                      -------------------
                                  Name: Raymond Charles
                                  Title: Partner


                                  TENANT:
                                  BRIDGEPOINT INTERNATIONAL (CANADA) INC.
                                  ---------------------------------------

                                  By: Yves Grou
                                      -------------
                                  Name: Yves Grou
                                  Title: CFO

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